Exhibit 99.1

FXCM Inc. Announces Second Quarter 2016 Results

Releases July 2016 Customer Trading Metrics

Second Quarter 2016 Highlights:

•	U.S. GAAP net revenues from continuing operations of $70.6 million
•	U.S. GAAP net income attributable to FXCM Inc. from continuing operations of $60.5 million or $10.80 per diluted share, including a $116.5 million non-cash net gain on derivative liabilities
•	U.S. GAAP net revenues from discontinued operations of $7.5 million
•	U.S. GAAP net loss attributable to FXCM Inc. from discontinued operations of $0.1 million or $0.02 per diluted share
•	Retail trading revenue per million traded of $80 per million
•	Adjusted EBITDA from continuing and discontinued operations of $10.9 million
•	Strong combined operating cash position of $230.4 million and regulatory surplus of $101.1 million at June 30, 2016

July 2016 Customer Trading Metrics from Continuing Operations(1) Highlights:

•	Retail customer trading volume(2) of $281 billion in July 2016, 2% higher than June 2016 and 11% lower than July 2015.
•	Institutional customer trading volume(2) of $41 billion in July 2016, 28% lower than June 2016 and 11% higher than July 2015.

Presentation slides for the quarter are available at http://ir.fxcm.com/.

NEW YORK – August 4, 2016 – FXCM Inc. (NYSE:FXCM), a leading online provider of foreign exchange, or FX, trading and related services, today announced for the quarter ended June 30, 2016, U.S. GAAP trading revenue from continuing operations of $69.0 million, compared to $59.2 million for the quarter ended June 30, 2015. U.S. GAAP net income attributable to FXCM Inc. from continuing operations was $60.5 million (including a $116.5 million net gain on derivative liabilities) for the quarter ended June 30, 2016, or $10.80 per diluted share, compared to U.S. GAAP net loss attributable to FXCM Inc. from continuing operations of $98.9 million, or $20.30(3) per diluted share, for the quarter ended June 30, 2015.

For the six months ended June 30, 2016, U.S. GAAP trading revenue from continuing operations was $138.7 million, compared to $128.4 million for the six months ended June 30, 2015. U.S. GAAP net income attributable to FXCM Inc. from continuing operations was $121.8 million for the six months ended June 30, 2016, or $21.73 per diluted share, compared to U.S. GAAP net loss attributable to FXCM Inc. from continuing operations of $492.2 million, or $102.76(3) per diluted share, for the six months ended June 30, 2015.

“We are very pleased with the operating results from continuing and discontinued operations,” said Drew Niv CEO of FXCM. “The growth initiatives we implemented last year continue to gain traction with revenue per million increasing, as well as CFD trading volume increasing.”

Results from operations for the quarter and the six months ended June 30, 2016 included a net gain on derivative liabilities of $116.5 million and $227.4 million, respectively. The net gain is comprised of non-cash changes in the value of embedded derivatives associated with the Leucadia Letter & Credit Agreements. The Letter Agreement is a component of the financing package provided by Leucadia National Corp. (“Leucadia”). On January 15, 2015, FXCM’s customers suffered negative equity balances due to the unprecedented move in the Swiss Franc after the Swiss National Bank (“SNB”) discontinued its peg of the Swiss Franc to the Euro. On January 16, 2015, FXCM entered into a financing agreement with Leucadia that permitted FXCM’s regulated subsidiaries to meet their regulatory capital requirements and continue normal operations after significant losses were incurred resulting from the events of January 15, 2015.

U.S. GAAP trading revenue from discontinued operations for the quarter ended June 30, 2016 was $7.5 million, compared to $20.5 million for the quarter ended June 30, 2015. U.S. GAAP net loss attributable to FXCM Inc. from discontinued operations was $0.1 million for the quarter ended June 30, 2016, or $0.02 per diluted share, compared to U.S. GAAP net income attributable to FXCM Inc. from discontinued operations of $3.1 million, or $0.63(3) per diluted share, for the quarter ended June 30, 2015.

U.S. GAAP trading revenue from discontinued operations for the six months ended June 30, 2016 was $13.8 million, compared to $46.8 million for the six months ended June 30, 2015. U.S. GAAP net loss attributable to FXCM Inc. from discontinued operations was $11.6 million for the six months ended June 30, 2016, or $2.08 per diluted share, compared to U.S. GAAP net loss attributable to FXCM Inc. from discontinued operations of $30.4 million, or $6.35(3) per diluted share, for the six months ended June 30, 2015.

For the quarter and six months ended June 30, 2016, operating expenses include a $2.3M settlement of a longstanding legal matter.

Adjusted EBITDA from continuing and discontinued operations was $10.9 million for the quarter ended June 30, 2016 compared to $5.9 million for the quarter ended June 30, 2015.

Adjusted EBITDA from continuing and discontinued operations was $21.2 million for the six months ended June 30, 2016 compared to $20.4 million for the six months ended June 30, 2015.

Adjusted EBITDA from continuing operations was $9.1 million for the quarter ended June 30, 2016 compared to a loss of $2.8 million for the quarter ended June 30, 2015.

Adjusted EBITDA from continuing operations was $18.4 million for the six months ended June 30, 2016 compared to $0.6 million for the six months ended June 30, 2015.

Adjusted EBITDA is a Non-GAAP financial measure. This measure does not represent and should not be considered as a substitute for net income or net income attributable to FXCM Inc., each as determined in accordance with U.S. GAAP, and our calculations of this measure may not be comparable to similarly titled measures reported by other companies. See “Non-GAAP Financial Measures” beginning on A-3 of this release for additional information regarding this Non-GAAP financial measure and for a reconciliation of such measure to the most directly comparable measure calculated in accordance with U.S. GAAP.

FXCM Inc. today announced certain key customer trading metrics for July 2016. Monthly activities included:

July 2016 Customer Trading Metrics from Continuing Operations (1)

Retail Customer Trading Metrics

•	Retail customer trading volume(2) of $281 billion in July 2016, 2% higher than June 2016 and 11% lower than July 2015.
•	Average retail customer trading volume(2) per day of $13.4 billion in July 2016, 7% higher than June 2016 and 3% lower than July 2015.
•	An average of 578,471 retail client trades per day in July 2016, 1% lower than June 2016 and 9% higher than July 2015.
•	Active accounts(4) of 176,620 as of July 31, 2016, a decrease of 1,824, or 1%, from June 30, 2016, and a decrease of 2,957, or 2%, from July 31, 2015.
•	Tradeable accounts(5) of 171,669 as of July 31, 2016, an increase of 162, or 0.1%, from June 30, 2016, and an increase of 12,782, or 8%, from July 31, 2015.

Institutional Customer Trading Metrics

•	Institutional customer trading volume(2) of $41 billion in July 2016, 28% lower than June 2016 and 11% higher than July 2015.
•	Average institutional trading volume(2) per day of $2.0 billion in July 2016, 23% lower than June 2016 and 25% higher than July 2015.
•	An average of 40,143 institutional client trades per day in July 2016, 13% higher than June 2016 and 35% higher than July 2015.

More information, including historical results for each of the above metrics, can be found on the investor relations page of FXCM's corporate website www.fxcm.com.

This operating data is preliminary and subject to revision and should not be taken as an indication of the financial performance of FXCM Inc. FXCM undertakes no obligation to publicly update or review previously reported operating data. Any updates to previously reported operating data will be reflected in the historical operating data that can be found on the Investor Relations page of the Company’s corporate website www.fxcm.com.

(1) Customer Trading Metrics from Continuing Operations excludes discontinued operations of FXCM Japan and FXCM Hong Kong.

(2) Volume that FXCM customers traded in period is translated into US dollars.

(3) Earnings per share have been adjusted to reflect the impact of the one-for-ten reverse stock split of the Corporation’s issued and outstanding Class A common stock that became effective on October 1, 2015.

(4) An Active Account represents an account that has traded at least once in the previous twelve months.

(5) A Tradeable Account is an account with sufficient funds to place a trade in accordance with FXCM trading policies.

Selected Customer Trading Metrics from Continuing Operations

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change

Total retail trading volume ($ in billions)	$842	$1,000	-16%	$1,773	$1,934	-8%
Total active accounts	178,444	177,305	1%	178,444	177,305	1%
Trading days in period	65	65	0%	129	128	1%
Daily average trades	573,279	531,558	8%	602,695	526,639	14%
Daily average trades per active account	3.2	3.0	7%	3.4	3.0	14%
Retail trading revenue per million traded	$80	$54	47%	$76	$61	25%
Total customer equity ($ in millions)	$662.4	$734.7	-10%	$662.4	$734.7	-10%

Disclosure Regarding Forward-Looking Statements

In addition to historical information, this earnings release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and/or the Private Securities Litigation Reform Act of 1995, which reflect FXCM's current views with respect to, among other things, its operations and financial performance in the future. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about FXCM's industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with the events that took place in the currency markets on January 15, 2015 and their impact on FXCM's capital structure, risks associated with FXCM's ability to recover all or a portion of any capital losses, risks relating to the ability of FXCM to satisfy the terms and conditions of or make payments pursuant to the terms of the credit agreement and the letter agreement with Leucadia, risks related to FXCM's dependence on FX market makers, market conditions, risks associated with the outcome of any potential litigation or regulatory inquiries to which FXCM may become subject as a result of the cybersecurity incident that was reported in a press release on October 1, 2015, risks associated with potential reputational damage to FXCM resulting from this cybersecurity incident, and the extent of remediation costs and other additional expenses that may be incurred by FXCM as a result of this security incident, and those other risks described under "Risk Factors" in FXCM Inc.'s Annual Report on Form 10-K, FXCM Inc.’s latest Quarterly Report on Form 10-Q, and other reports or documents FXCM files with, the SEC from time to time, which are accessible on the SEC website at sec.gov. This information should also be read in conjunction with FXCM's Consolidated Financial Statements and the Notes thereto contained in FXCM's Annual Report on Form 10-K, FXCM Inc.’s latest Quarterly Report on Form 10-Q, and in other reports or documents FXCM files with, or furnishes to, the SEC from time to time, which are accessible on the SEC website at sec.gov.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our SEC filings. FXCM Inc. undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Visit www.fxcm.com and follow us on Twitter @FXCM, Facebook FXCM, Google+ FXCM or YouTube FXCM.

About FXCM Inc.

FXCM Inc. (NYSE:FXCM) is a leading provider of online foreign exchange (FX) trading, CFD trading, spread betting and related services. Our mission is to provide global traders with access to the world’s largest and most liquid market by offering innovative trading tools, hiring excellent trading educators, meeting strict financial standards and striving for the best online trading experience in the market.

Clients have the advantage of mobile trading, one-click order execution and trading from real-time charts. In addition, FXCM offers educational courses on FX trading and provides free news and market research through DailyFX.com.

Trading foreign exchange and CFDs on margin carries a high level of risk, which may result in losses that could exceed your deposits, therefore may not be suitable for all investors. Read full disclaimer.

Contacts

Jaclyn Sales, 646-432-2463
Vice-President, Corporate Communications and Investor Relations
jsales@fxcm.com

ANNEX I

FXCM Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues
Trading revenue	$68,958	$59,211	$138,705	$128,425
Interest income	581	416	1,109	738
Brokerage interest expense	(229)	(173)	(427)	(377)
Net interest revenue	352	243	682	361
Other income	1,246	1,058	2,684	146,916
Total net revenues	70,556	60,512	142,071	275,702
Operating Expenses
Compensation and benefits	24,351	23,457	49,177	48,496
Referring broker fees	8,933	14,601	19,579	30,670
Advertising and marketing	4,816	3,483	10,284	6,300
Communication and technology	6,516	9,243	14,121	18,760
Trading costs, prime brokerage and clearing fees	849	960	1,737	2,100
General and administrative	24,879	12,718	38,980	26,373
Bad debt (recovery) expense	(141)	388	(141)	257,303
Depreciation and amortization	6,949	6,800	14,193	13,820
Goodwill impairment loss	-	-	-	9,513
Total operating expenses	77,152	71,650	147,930	413,335
Operating loss	(6,596)	(11,138)	(5,859)	(137,633)
Other expense
Gain (loss) on derivative liabilities — Letter & Credit Agreement	116,529	(99,867)	227,360	(392,296)
Loss on equity method investments, net	149	37	338	188
Interest on borrowings	21,202	44,291	41,755	74,850
Income (loss) from continuing operations before income taxes	88,582	(155,333)	179,408	(604,967)
Income tax (benefit) provision	(439)	1,559	143	181,321
Income (loss) from continuing operations	89,021	(156,892)	179,265	(786,288)
(Loss) income from discontinued operations, net of tax	(518)	5,665	(31,586)	(92,933)
Net income (loss)	88,503	(151,227)	147,679	(879,221)
Net income (loss) attributable to non-controlling interest in FXCM Holdings, LLC	28,452	(56,313)	51,904	(313,688)
Net (loss) income attributable to other non-controlling interests	(350)	897	(14,361)	(42,905)
Net income (loss) attributable to FXCM Inc.	$60,401	$(95,811)	$110,136	$(522,628)

Income (loss) from continuing operations attributable to FXCM Inc.	$60,495	$(98,886)	$121,765	$(492,211)
(Loss) income from discontinued operations attributable to FXCM Inc.	(94)	3,075	(11,629)	(30,417)
Net income (loss) attributable to FXCM Inc.	$60,401	$(95,811)	$110,136	$(522,628)

Weighted average shares of Class A common stock outstanding - Basic and Diluted(1)	5,603	4,871	5,603	4,790

Net income (loss) per share attributable to stockholders of Class A common stock of FXCM Inc. - Basic and Diluted(1)
Continuing operations	$10.80	$(20.30)	$21.73	$(102.76)
Discontinued operations	(0.02)	0.63	(2.08)	(6.35)
Net income (loss) income attributable to FXCM Inc.	$10.78	$(19.67)	$19.65	$(109.11)

(1) Prior period is adjusted to reflect the impact of the one-for-ten reverse stock split that became effective on October 1, 2015.

A-1

FXCM Inc.

Condensed Consolidated Statements of Financial Condition

As of June 30, 2016 and December 31, 2015

(Amounts in thousands except share data)

(Unaudited)

	June 30, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$208,707	$203,854
Cash and cash equivalents, held for customers	662,392	685,043
Due from brokers	2,071	3,781
Accounts receivable, net	1,468	1,636
Tax receivable	21	1,766
Current assets held for sale	199,730	233,937
Total current assets	1,074,389	1,130,017
Deferred tax asset	15	14
Office, communication and computer equipment, net	35,505	35,891
Goodwill	25,363	28,080
Other intangible assets, net	9,670	13,782
Notes receivable	-	7,881
Other assets	12,393	11,421
Total assets	$1,157,335	$1,227,086
Liabilities and Stockholders' Deficit
Current liabilities
Customer account liabilities	$662,392	$685,043
Accounts payable and accrued expenses	41,597	38,298
Due to brokers	12,176	1,073
Due to related parties pursuant to tax receivable agreement	-	145
Current liabilities held for sale	13,690	14,510
Total current liabilities	729,855	739,069
Deferred tax liability	280	719
Senior convertible notes	157,795	154,255
Credit agreement	180,153	147,262
Derivative liability — Letter Agreement	209,458	448,458
Other liabilities	13,543	16,044
Total liabilities	1,291,084	1,505,807
Commitments and Contingencies
Stockholders’ Deficit
Class A common stock, par value $0.01 per share; 3,000,000,000 shares authorized, 5,602,534 shares issued and outstanding as of June 30, 2016 and December 31, 2015	56	56
Class B common stock, par value $0.01 per share; 1,000,000 shares authorized, 25 shares issued and outstanding as of June 30, 2016 and December 31, 2015	1	1
Additional paid-in capital	268,112	267,369
Accumulated deficit	(421,414)	(531,550)
Accumulated other comprehensive (loss) income	(766)	1,004
Total stockholders’ deficit, FXCM Inc.	(154,011)	(263,120)
Non-controlling interests	20,262	(15,601)
Total stockholders’ deficit	(133,749)	(278,721)
Total liabilities and stockholders’ deficit	$1,157,335	$1,227,086

A-2

NON-GAAP FINANCIAL MEASURES

In addition to financial results reported in accordance with U.S. GAAP, we have provided Adjusted EBITDA, a Non- GAAP financial measure. We believe this Non-GAAP measure, when presented in conjunction with the comparable U.S. GAAP measure, is useful to investors in better understanding our current financial performance as seen through the eyes of management and facilitates comparisons of our historical operating trends across several periods. We believe that investors use Adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies in our industry that present similar measures, although the methods used by other companies in calculating Adjusted EBITDA may differ from our method, even if similar terms are used to identify such measure.

Adjusted EBITDA provides us with an understanding of the results from the primary operations of our business by excluding the effects of certain gains, losses or other charges that do not reflect the normal earnings of our core operations or that may not be indicative of our future outlook and prospects. Internally, Adjusted EBITDA is used by management for various purposes, including to evaluate our operating performance and operational strategies, as a basis for strategic planning and forecasting, and for compensation purposes.

Adjusted EBITDA does not represent and should not be considered as a substitute for net income or net income attributable to FXCM Inc., each as determined in accordance with U.S. GAAP. Adjusted EBITDA reflects the following adjustments to net income:

1. Compensation Expense/Lucid Minority Interest. Our reported U.S. GAAP results reflect the portion of the 49.9% of Lucid earnings allocated among the non-controlling members of Lucid based on services provided as a component of compensation expense under Allocation of income to Lucid members for services provided within discontinued operations. Adjustments have been made to eliminate this allocation of Lucid's earnings attributable to non-controlling members. We believe that this adjustment provides a more meaningful view of the Company's operating expenses and the Company's economic arrangement with Lucid's non-controlling members. This adjustment has no impact on net income from continuing operations as reported by the Company.

2. Regulatory and Legal Costs. Adjustments have been made to eliminate certain costs or recoveries (including client reimbursements, regulatory fines and settlements from lawsuits) associated with ongoing discussions and settling certain regulatory and legal matters. Given the nature of these expenses, they are not viewed by management as expenses incurred in the ordinary course of business and we believe it is useful to show the effects of eliminating these expenses.

3. SNB Costs. Adjustments have been made to eliminate certain costs/income (including the net losses associated with client debit balances, gains/losses on the derivative liabilities related to the Letter and Credit Agreements, costs related to the implementation of a Stockholder Rights Plan, professional costs, adjustments to the Company's tax receivable agreement contingent liability and insurance recoveries) associated with the January 15, 2015 SNB event. Given the nature of these expenses, they are not viewed by management as expenses incurred in the ordinary course of business and we believe it is useful to show the effects of eliminating these expenses.

4. Cybersecurity Incident. Adjustments have been made to eliminate certain costs/income related to investigative and other professional services, costs of communications with customers, remediation activities associated with the incident and insurance recoveries. Given the nature of these expenses, we believe it is useful to show the effects of eliminating these expenses.

5. Discontinued Operations. Adjustments have been made to eliminate the impact of goodwill and held for sale asset impairments, gains or losses from completed asset sales and a gain related to the disposition of an equity method investment. Given the nature of these items, they are not viewed by management as activity in the ordinary course of business and we believe it is useful to show the effect of eliminating these items.

6. Provision for debt forgiveness. An adjustment has been made to eliminate the provision recorded against a notes receivable from the non-controlling members of Lucid that will not be required to be repaid and has been forgiven. Given the atypical nature of this expense for us, we believe it is useful to show the effect of eliminating this expense.

A-3

(Unaudited)	Reconciliation of U.S. GAAP Net Income (Loss) to Adjusted EBITDA
	Three Months Ended June 30,
	2016			2015
	Continuing Ops	Disc Ops	Combined	Continuing Ops	Disc Ops	Combined
Net income (loss)	$89,021	$(518)	$88,503	$(156,892)	$5,665	$(151,227)
Adjustments:
Allocation of net income to Lucid members for services provided(1)	-	1,360	1,360	-	1,981	1,981
General and administrative(2)	9,013	513	9,526	1,198	-	1,198
Bad debt (recovery) expense(3)	(141)	-	(141)	388	-	388
Depreciation and amortization	6,949	-	6,949	6,800	-	6,800
Goodwill and held for sale impairments	-	486	486	-	2,300	2,300
(Gain) loss on derivative liabilities - Letter & Credit Agreement	(116,529)	-	(116,529)	99,867	-	99,867
Interest on borrowings	21,202	-	21,202	44,291	-	44,291
Income tax (benefit) provision	(439)	-	(439)	1,559	727	2,286
Gain on completed dispositions	-	-	-	-	(1,978)	(1,978)
Total adjustments	(79,945)	2,359	(77,586)	154,103	3,030	157,133
Adjusted EBITDA	$9,076	$1,841	$10,917	$(2,789)	$8,695	$5,906

(1) Represents the elimination of the 49.9% of Lucid's earnings allocated among the non-controlling interests recorded as compensation for U.S. GAAP purposes included in discontinued operations.

(2) Represents the provision for debt forgiveness of $8.2 million against the notes receivable from the non-controlling members of Lucid, $1.8 million of legal and other professional fees, including fees related to the Leucadia debt restructuring, partially offset by $1.0 million of insurance recoveries to reimburse for costs incurred related to the January 15, 2015 SNB event and the cybersecurity incident, which is included in continuing operations in the three months ended June 30, 2016, and expense of $0.5 million included in discontinued operations in the three months ended June 30, 2016 related to pre-August 2010 trade execution practices and other regulatory fees and fines. For the three months ended June 30, 2015, represents $1.2 million of legal fees resulting from the SNB event.

(3) Represents the net bad debt (recovery) expense related to client debit balances associated with the January 15, 2015 SNB event.

A-4

(Unaudited)	Reconciliation of U.S. GAAP Net Income (Loss) to Adjusted EBITDA
	Six Months Ended June 30,
	2016			2015
	Continuing Ops	Disc Ops	Combined	Continuing Ops	Disc Ops	Combined
Net income (loss)	$179,265	$(31,586)	$147,679	$(786,288)	$(92,933)	$(879,221)
Adjustments:						-
Net Revenues(1)	44	-	44	(145,224)	-	(145,224)
Allocation of net income to Lucid members for services provided(2)	-	2,561	2,561	-	4,667	4,667
General and administrative(3)	10,499	513	11,012	3,035	-	3,035
Bad debt (recovery) expense(4)	(141)	-	(141)	257,303	8,408	265,711
Depreciation and amortization	14,193	-	14,193	13,820	12,359	26,179
Goodwill and held for sale impairments	-	31,997	31,997	9,513	83,664	93,177
(Gain) loss on derivative liabilities - Letter & Credit Agreement	(227,360)	-	(227,360)	392,296	-	392,296
Gain on disposition of equity method investment(5)	-	(679)	(679)	-	-	-
Interest on borrowings	41,755	-	41,755	74,850	-	74,850
Income tax provision	143	-	143	181,321	5,627	186,948
Gain on completed dispositions	-	-	-	-	(1,978)	(1,978)
Total adjustments	(160,867)	34,392	(126,475)	786,914	112,747	899,661
Adjusted EBITDA	$18,398	$2,806	$21,204	$626	$19,814	$20,440

(1) Represents a $0.1 million charge in the three months ended March 31, 2016 for tax receivable agreement payments and the elimination of a $145.2 million noncash benefit in the three months ended March 31, 2015 attributable to the reduction of our tax receivable agreement contingent liability to zero.

(2) Represents the elimination of the 49.9% of Lucid’s earnings allocated among the non-controlling interests recorded as compensation for U.S. GAAP purposes included in discontinued operations.

(3) Represents the provision for debt forgiveness of $8.2 million against the notes receivable from the non-controlling members of Lucid, $3.2 million of legal and other professional fees, including fees related to the Leucadia debt restructuring and other professional fees related to the Stockholder Rights Plan, partially offset by $1.0 million of insurance recoveries to reimburse for costs incurred related to the January 15, 2015 SNB event and the cybersecurity incident, which is included in continuing operations in the six months ended June 30, 2016, and expense of $0.5 million included in discontinued operations in the six months ended June 30, 2016 related to pre-August 2010 trade execution practices and other regulatory fees and fines. For the six months ended June 30, 2015, represents $3.0 million of legal and other professional fees, including legal fees resulting from the SNB event and professional fees related to the Stockholder Rights Plan.

(4) Represents the net bad debt (recovery) expense related to client debit balances associated with the January 15, 2015 SNB event.

(5) Represents the gain on the disposition of an equity method investment related to V3 in the three months ended March 31, 2016.

A-5

Schedule of Cash and Cash Equivalents and Due to/from Brokers

(Unaudited)	June 30, 2016			December 31, 2015
	Continuing Ops	Disc Ops	Combined	Continuing Ops	Disc Ops	Combined
Cash & Cash Equivalents	$208,707	$13,471	$222,178	$203,854	$10,786	$214,640
Due From Brokers	2,071	18,550	20,621	3,781	22,234	26,015
Due to Brokers	(12,176)	(256)	(12,432)	(1,073)	-	(1,073)
Operating Cash	$198,602	$31,765	$230,367	$206,562	$33,020	$239,582

A-6